UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  March 19, 2012

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

000-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

             2450 First Avenue
             P. O. Box 2968
            Huntington, West Virginia                                                                                                                 25728

            (Address of Principal Executive Offices)                                                                                       (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the annual meeting of shareholders of Champion Industries, Inc. (the “Company”) held March 19, 2012, the following matters were voted upon:

a)	Fixing the number of directors at seven (7) and election of the following nominees as directors, with votes "for" and "withheld", as well as broker non-votes, as follows:

Director	Votes “For”	Votes “Withheld”	Broker Nonvotes
Louis J. Akers	8,847,796	58,873	-0-
Philip E. Cline	8,833,406	73,263	-0-
Harley F. Mooney, Jr.	8,843,975	62,694	-0-
A. Michael Perry	8,749,313	157,356	-0-
Marshall T. Reynolds	8,771,968	134,701	-0-
Neal W. Scaggs	8,785,470	121,199	-0-
Glenn W. Wilcox, Sr.	8,834,586	72,083	-0-

b)	To approve, in an advisory (non-binding) vote, the Company’s executive compensation disclosed in the proxy statement for the annual meeting.

Votes "For"	Votes “Against”	Abstentions	Broker Non-Votes
8,577,059	268,544	61,066	-0-

c)
To approve an amendment to Champion’s articles of incorporation and such other action as Champion deems necessary to effect a reverse split of our common stock at any time prior to February 28, 2013 at any one of three reverse split ratios, 1 -for- 2, 1 -for- 3 or 1 -for- 4, as determined by the board of directors in its sole discretion (the Reverse Stock Split).

Votes "For"	Votes “Against”	Abstentions	Broker Non-Votes
8,570,722	295,620	40,327	-0-

CHAMPION INDUSTRIES, INC. (Registrant)
Date: March 19, 2012
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

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